UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2013

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.08 Shareholder Nominations Pursuant to Exchange Act Rule 14a-11.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

Ladenburg Thalmann Financial Services Inc. (the "Company") expects to hold its annual meeting of shareholders in May 2013 (the "2013 Annual Meeting"). The exact date, time and location for the 2013 Annual Meeting will be provided to all shareholders in the Company’s proxy statement for the 2013 Annual Meeting. Because the 2013 Annual Meeting is to be held more than 30 days before the first anniversary of the Company’s 2012 annual meeting of shareholders, the Company has set a new deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and director nominations to be considered for inclusion in the Company’s proxy materials for the 2013 Annual Meeting. In order to be considered timely, such proposals must be received by the Company at 520 Madison Avenue, 9th Floor, New York, NY 10022, Attn: Corporate Secretary, no later than March 15, 2013. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act. Any such proposals must comply with the requirements of the Company’s bylaws and Rule 14a-8 under the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

February 15, 2013	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: SVP & CFO